1997 EXECUTIVE LONG-TERM INCENTIVE
                                COMPENSATION PLAN

                                PSEG GLOBAL INC.






                                                    As Amended December 21, 1998
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                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

1.  Purposes...............................................................1

2.  Definitions............................................................1

3.  Eligibility............................................................5

4.  Administration.........................................................6

5.  Phantom Stock Units....................................................7

6.  Granting of  Awards....................................................7

7.  Vesting of Award Grants ...............................................8

8.  Term of Award Grants...................................................8

9.  Payment of Award Grants................................................9

10. Method of Exercise of Award Grants.....................................9

11. Termination of Employment.............................................10

12. Assignment............................................................11

13. Plan Does Not Constitute an Employment Agreement......................11

14. Amendment or Termination of this Plan by the Company..................11

15. What Constitutes Notice...............................................11

16. Advance Disclaimer of Any Waiver......................................12

17. Effect on Invalidity of Any Part of this Plan.........................12

18. Change In Control.....................................................12

19. Plan Binding on Any Successor Owner...................................12

20. Laws Governing This Plan..............................................12

21. Miscellaneous.........................................................13

22. Withholding...........................................................13

23. Effective Date........................................................13


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                                PSEG GLOBAL INC.

                       1997 EXECUTIVE LONG-TERM INCENTIVE
                                COMPENSATION PLAN

1. PURPOSES

     The purposes of this Plan are to foster attainment of the long-term financial and operating objectives of the Company by providing incentive to key members of the senior management of this Company and its Subsidiaries tied to changes in the total value of the Company as measured by the performance of units of Phantom Stock of the Company; to supplement the Company's salary and benefit programs so as to provide overall compensation for such executives which is competitive with corporations with which the Company must compete for executive talent; and to assist the Company in attracting and retaining executives who can materially influence its long-term financial and operating results.

2. DEFINITIONS

     As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires otherwise:

          (a) "Affiliate" shall mean any organization which is a member of a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)) which includes the Company, or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c) as modified by Code section 415(h)) with the Company, or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company, or any other entity required to be aggregated with the Company pursuant to regulations promulgated pursuant to Code section 414(o).

          (b) "Award Grants" - options with respect to units of Phantom Stock of the Company awarded by the Committee pursuant to Paragraph 6 of this Plan.

          (c) "Award Year" - a Plan Year with respect to which Award Grants to Participants in this Plan are approved by the Committee.

          (d) "Change in Control" - for purposes of this Plan, a "Change in Control" of the Company shall have occurred if:


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            (i)   any Person, other than Holdings, its parent, Public Service
                  Enterprise Group Incorporated, their successors or assigns or any of their Subsidiaries or Affiliates, is or becomes the Beneficial Owner (as that term is defined in Rule 13-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii) a reorganization, merger or consolidation of the Company is consummated, other than a reorganization, merger or consolidation immediately following which more than fifty percent (50%) of the voting securities of the Company, are owned, directly or indirectly, by Holdings, Public Service Enterprise Group Incorporated, their successors or assigns or any of their Subsidiaries or Affiliates; or

            (iii) the shareholders of the Company approve (a) the sale or disposition by the Company (other than to a parent, Subsidiary or Affiliate of Holdings, or Public Service Enterprise Group Incorporated or to their successors or assigns) of all or substantially all of the assets of the Company (or any such sale or disposition is effected through condemnation proceedings), or (b) a complete liquidation or dissolution of the Company.

            For the purposes of this paragraph 2(d), any public offering of the common stock of the Company shall not be deemed to result in a Change in Control of the Company.


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            (e) "Committee" - the Compensation Committee of the Board of
      Directors of the Company.

            (f) "Company" - PSEG Global Inc.

            (g) "Disability" - any physical or mental condition which renders a Participant incapable of performing further work for his or her employer, as certified in writing by a medical practitioner designated and/or approved by the Committee.

            (h) "Holdings" - PSEG Holdings Inc., the Company's parent.

            (i) "Exercise Date" - the date upon which a Participant elects to "exercise" an Award Grant pursuant to Paragraphs 9 and 10 of this Plan.

            (j) "Exercise Period" - the annual 45 day period within which vested Award Grants may be exercised, as provided for in Paragraph 10 of this Plan.

            (k) "Fair Market Value" - as of a given date, if the shares of common stock of the Company are listed as of such date on any national securities exchange or traded on the over-the-counter market, the Fair Market Value shall be the closing price on such exchange or on the NASDAQ National Market System or the mean of the closing bid and asked prices of the shares of common stock on the over-the-counter market, as reported by the NASDAQ, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding such date for which such prices are available.

            (l) "Option Price" - the Unit Value of an Award Grant on the date of grant.

            (m) "Participant(s)" - such employee(s) of the Company and its Subsidiaries as may be designated by the Committee to participate in this Plan.


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            (n) "Phantom Stock" - fictitious units of common stock in the
      Company that will be the basis upon which the value of Award Grants shall be determined, as provided in Paragraph 5 of this Plan.

            (o) "Plan" - this PSEG Global Inc. 1997 Executive Long-Term Incentive Compensation Plan.

            (p) "Plan Year" - the calendar year.

            (q) "Retirement" - termination of employment with the Company or any Subsidiary (i) at or after the age of 62 or (ii) under circumstances entitling the Participant to an immediately payable periodic retirement benefit under the Public Service Electric and Gas Company Pension Plan or the Cash Balance Pension Plan for Non Represented Employees of Public Service Electric and Gas Company. Retirement shall not include termination of service with a right to a deferred pension under the Pension Plan or a deferred retirement benefit or early commencement of a Participant's cash balance account under the Cash Balance Pension Plan;

            (r) "Subsidiary" - a corporation at least 80% of the voting shares of which are owned by this Company.

            (s) "Total Value" - the total value of the Company computed according to paragraph 5(c) of this Plan.

            (t) "Unit Value" - the value per unit of Phantom Stock computed according to paragraph 5(b) of this Plan.

3. ELIGIBILITY

     (a) The Committee may select such employees of the Company and its Subsidiaries (individually or by position) for participation in this Plan upon such terms as it deems


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appropriate, due to the employee's responsibilities and his/ her opportunity to make substantial contributions to the attainment of the long-term financial and operating objectives of the Company. A determination with respect to participation for any particular Plan Year shall be made within 30 days of the beginning of the Plan Year, except that designation of Participants with respect to the first Plan Year following adoption of this Plan shall be made within 30 days of the initial adoption of this Plan and selection of new hires or newly transferred or promoted employees for participation shall be made within 30 days of hire, transfer or promotion. Further, the Committee may adjust an Award Grant of any Participant if the Committee deems it appropriate to so do reflect a change which may have occurred during an Award Year in such Participant's position or responsibilities.

     (b) Participation in this Plan in one Plan Year shall not guarantee participation in any other Plan Year. The Committee shall have sole discretion with respect to the selection of Participants, the making of Award Grants or whether to suspend operation of this Plan for any period of time.

4. ADMINISTRATION

     (a) This Plan shall be administered by the Committee. The Committee shall have full and final authority to select Participants and to designate an Award Grant for each Participant. The Committee shall have the authority, subject to such resolutions as may from time to time be issued or adopted by the Board of Directors, in its discretion to determine the individuals to whom, and the time or times at which, Award Grants shall be made, the number of units of Phantom Stock to be subject to each Award Grant, the limitations, restrictions and conditions applicable to each Award Grant, the terms and provisions of agreements that may be entered into in connection with Award Grants (which need not be identical), to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.


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     (b) The Committee's determinations on the matters regarding this Plan
(including matters referred to in this Paragraph 4) shall be conclusive and shall be binding on the Company, its stockholders, its Affiliates, all Participants, all other employees and all other persons.

5. PHANTOM STOCK UNITS

     The Company is a wholly owned subsidiary of Holdings and none of the Company's actual capital stock will be available for award or distribution under this Plan. Instead, "units" of Phantom Stock shall be the basis for the calculation of the value of Award Grants made pursuant to this Plan. Such Phantom Stock shall be subject to the following assumptions:

            (a) There are 10,000,000 total units;

            (b) The Unit Value (the value of each unit of Phantom Stock) on any date shall be equal to the Total Value of the Company at the close of business on the last business day of the Plan Year immediately prior to such date, divided by 10,000,000. Except that following any initial public offering of the common stock of the Company, Unit Value shall be equal to the Fair Market Value of the common stock.

            (c) The Total Value of the Company at the close of business on the last business day of any Plan Year shall be computed using such criteria and formulae as shall be approved by the Committee prior to the end of such Plan Year and shall be distributed, at least annually, to all Participants. In its discretion, the Committee may utilize such third party as it may choose to verify this computation for any Plan Year.

6. GRANTING OF AWARDS

     (a) Within 30 days of the beginning of each Plan Year, or in the case of the first Plan Year, within 30 days after the initial adoption of this Plan and, in the case of new hires or


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newly transferred or promoted employees selected for participation, within 30 days from the date of hire, transfer or promotion, the Committee shall approve an Award Grant for each Participant based upon the Participant's position and his/ her potential to contribute to the attainment of the Company's long-term financial and operating objectives. The Award Grant shall be expressed as an "option" with respect to a certain number of units of Phantom Stock of the Company. The amount of any individual Award Grant and the total of Award Grants made in any Award Year shall be based upon any criteria that the Committee shall deem to be reasonable. The Option Price at which such "option" may be exercised shall be the Unit Value of the Phantom Stock as of the close of business on the last business day of the Plan Year immediately prior to the date of grant.

     (b) Also, notwithstanding anything contained in this Plan to the contrary, the Committee shall have the authority to adjust any Participant's Award Grant upon any basis it shall determine to be reasonable.

7. VESTING OF AWARD GRANTS

     Award Grants shall vest and become exercisable according to the following schedule on the first day of the Exercise Period in the respective Plan Year following the Plan Year for which they were awarded (each, an "Exercise Date"):

        Prior to three years from date of grant ..................Zero
        Beginning in the third Plan Year from date of grant ...... 50%
        Beginning in the fourth Plan Year from date of grant ..... 75%
        Beginning in the fifth Plan Year from date of grant ......100%

(i.e., the first Exercise Date for Award Grants made for the 1997 Award Year shall be the first day of the Exercise Period in 2000).

8. TERM OF AWARD GRANTS

     The term of Award Grants shall be seven (7) years. Award Grants shall be exerciseable until the close of the Exercise Period in the Plan Year which is six years following the Plan Year for which the Award Grant was made (i.e., Award Grants made for the 1997 Award Year


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must be exercised on or before the close of the Exercise Period in 2004). Award
Grants not exercised prior to the close of such final Exercise Period shall lapse.


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9. PAYMENT OF AWARD GRANTS

     All distributions under this Plan shall be made in money by check. The amount that shall be distributed to a Participant upon exercise of an Award Grant shall be equal to the difference in the Unit Value of the Award Grant on the Exercise Date and the Option Price, times the number of units of the Award Grant that are being exercised. Provided, however, that the Unit Value of an Award Grant that is exercised following an initial public offering of common stock of the Company shall not exceed the Fair Market Value of such common stock on the Exercise Date. If there is an initial public offering of the common stock of the Company and the number of shares of common stock of the Company outstanding immediately following such initial public offering is different than 10,000,000, then, in that case, the Option Price of any outstanding Award Grants shall be adjusted, upward or downward, in the same proportion as 10,000,000 is to the number of shares of common stock of the Company outstanding immediately following such initial public offering

10. METHOD OF EXERCISE OF AWARD GRANTS

     (a) Except as provided below in Subparagraph (b) or in Paragraphs 11(a) and 11(b) of this Plan, Award Grants may be exercised only during an Exercise Period. In each Plan Year, the Exercise Period shall be the 45-day period beginning on the date that the Committee publishes the Total Value of the Company as of the end of the prior Plan Year in accordance with Paragraph 5(c) of this Plan.

     (b) If there has been an initial public offering of the common stock of the Company, the exercise of Award Grants shall no longer be limited to the Exercise Period.

     (c) In order to exercise an Award Grant, the Participant desiring the exercise must deliver written notice to the Secretary of the Committee, at the address shown in Paragraph 15 of this Plan, indicating (i) the Participant's desire to exercise the Award Grant, (ii) the identification of the Award Year of the Award Grant elected to be exercised and (iii) the number of units of such


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Award Grant (which may be less than the total number of units of such Award
Grant but which must be a whole number of units) which have been elected to be exercised.

11. TERMINATION OF EMPLOYMENT

     (a) If a Participant's employment with the Company or a Subsidiary is terminated on account of the Participant's death after such Participant shall have received an Award Grant, but prior to the date that such Award Grant shall become vested, a prorated portion of such Award Grant (equal to the number of months which have transpired since the date of grant divided by 36) shall be deemed to be vested and all vested Award Grants shall be paid to the Participant's Estate within 90 days of Participant's death. Any Award Grant or portion thereof not so vested and paid shall be forfeited.

     (b) If a Participant's employment with the Company or a Subsidiary is terminated on account of the Participant's Retirement or Disability after such Participant shall have received an Award Grant, but prior to the date that such Award Grant shall become vested, a prorated portion of such Award Grant (equal to the number of months that have transpired since the date of grant divided by
36) shall be deemed to be vested and all vested Award Grants shall be paid to the Participant within 90 days of Participant's termination of employment. Any Award Grant or portion thereof not so vested and paid shall be forfeited.

     (c) If a Participant's employment with the Company or a Subsidiary is terminated on account of the Participant's transfer of employment to an Affiliate which is not a Subsidiary after such Participant shall have received an Award Grant, the Participant shall be treated, for the purposes of such Award Grant, as if he/she had remained in the employ of the Company or a Subsidiary for as long as the Participant remains in the employ of an Affiliate.

     (d) If the employment of a Participant is terminated for any reason other than death, Retirement or transfer to the employ of an Affiliate, any Award Grants not yet exercised on the date of termination shall lapse.


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12. ASSIGNMENT

     No benefit under this Plan shall in any manner or to any extent be assigned, alienated or transferred by any Participant under this Plan or subject to attachment, garnishment or other legal process.

13. PLAN DOES NOT CONSTITUTE AN EMPLOYMENT AGREEMENT

     This Plan shall not constitute a contract for the continued employment of any Participant by the Company or any Subsidiary. The Company and each Subsidiary reserve the right to modify a Participant's compensation at any time and from time to time as it considers appropriate and to terminate any Participant's employment for any reason at any time notwithstanding this Plan.

14. AMENDMENT OR TERMINATION OF THIS PLAN BY THE COMPANY

     The Board of Directors of the Company may, in its sole discretion, amend, modify or terminate this Plan at any time, provided, however, that no such amendment, modification or termination shall materially adversely affect the right of a Participant in respect of a vested Award Grant, unless such Participant or his or her legal representative shall consent to such change.

15. WHAT CONSTITUTES NOTICE

     Any notice to a Participant or legal representative hereunder shall be given either by delivering it or by depositing it in the United States mail, postage prepaid, addressed to such person's last-known address. Any notice to the Company or the Committee hereunder shall be given either by delivering it or depositing it in the United States Mail, postage prepaid, to the Secretary, PSEG Glogal Inc., 80 Park Plaza, T4B, P. O. Box 1171, Newark, New Jersey 07101.

16. ADVANCE DISCLAIMER OF ANY WAIVER

     Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at


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any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

17. EFFECT ON INVALIDITY OF ANY PART OF THIS PLAN

     The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

18. CHANGE IN CONTROL

     If a Change in Control of the Company shall occur, all Award Grants that have not yet vested shall immediately vest.

19. PLAN BINDING ON ANY SUCCESSOR OWNER

     Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

20. LAWS GOVERNING THIS PLAN

     Except to the extent federal law applies, this Plan shall be governed by the laws of the State of New Jersey.

21. MISCELLANEOUS

     The masculine pronoun shall also mean the feminine and vice versa wherever appropriate.

22. WITHHOLDING

     The Company shall have the right to deduct from any payment any sum required to be withheld by federal, state, or local tax law. There is no obligation hereunder that any Participant or other person be advised in advance of the existence of the tax or the amount so required to be withheld.


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23. EFFECTIVE DATE

                  This Plan shall be effective as of January 1, 1997.